CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) for the T. Rowe Price U.S. High Yield Fund (one of the portfolios comprising T. Rowe Price High Yield Fund, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 18, 2017

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated September 23, 2016 on the July 31, 2016 financial statements of the Henderson High Yield Opportunities Fund, one of the portfolios comprising the Henderson Global Funds, which is incorporated by reference in the Registration Statement (Form N-1A No. 002-93707) of the T. Rowe Price High Yield Fund, Inc., to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 55 to the Registration Statement under the Securities Act of 1933.

/s/Ernst & Young LLP

Chicago, Illinois
April 18, 2017